Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2016 and 2015, June 30, 2016 and 2015
and the Nine-Month Periods Ended September 30, 2016 and 2015

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2016
Composite Materials	$276.0	$63.8	$58.4	$398.2
Engineered Products	84.6	17.7	-	102.3
Total	$360.6	$81.5	$58.4	$500.5
	72%	16%	12%	100%

Second Quarter 2016
Composite Materials	$288.0	$65.0	$72.3	$425.3
Engineered Products	80.5	16.8	-	97.3
Total	$368.5	$81.8	$72.3	$522.6
	70%	16%	14%	100%

Third Quarter 2015
Composite Materials	$230.7	$59.7	$57.0	$347.4
Engineered Products	83.8	17.6	-	101.4
Total	$314.5	$77.3	$57.0	$448.8
	70%	17%	13%	100%

Second Quarter 2015
Composite Materials	$244.0	$67.4	$62.1	$373.5
Engineered Products	80.7	20.6	0.9	102.2
Total	$324.7	$88.0	$63.0	$475.7
	68%	19%	13%	100%

Year to date September 30, 2016
Composite Materials	$828.3	$192.2	$198.8	$1,219.3
Engineered Products	251.1	50.4	-	301.5
Total	$1,079.4	$242.6	$198.8	$1,520.8
	71%	16%	13%	100%

Year to date September 30, 2015
Composite Materials	$712.5	$196.8	$179.0	$1,088.3
Engineered Products	247.0	57.4	3.6	308.0
Total	$959.5	$254.2	$182.6	$1,396.3
	69%	18%	13%	100%